77Q1(e)(1)

Interim Management Agreement between American Century Variable
Portfolios, Inc. and American Century Investment Management, Inc.,
effective as of February 16, 2010 (filed electronically as Exhibit
(d)(1) to Post-Effective Amendment No. 49 to the Registration
Statement of the Registrant on February 22, 2010,
File No. 33-14567 and incorporated herein by reference).